UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stockholder Ratification and Approval of Certain Proposals Submitted to Stockholders as Described in Our Definitive Proxy Statement, Including the DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan and DCT Industrial Trust Inc. 2006 Incentive Compensation Plan

As previously disclosed in our Current Report on Form 8-K filed on July 27, 2006, we entered into a contribution agreement (the “Contribution Agreement”), dated as of July 21, 2006, with DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) (our “Operating Partnership”) and Dividend Capital Advisors Group LLC (“DCAG”), the parent company of Dividend Capital Advisors LLC, our former affiliated external advisor (our “Former Advisor”). The Contribution Agreement provides that, subject to approval by our stockholders and subject to the satisfaction of certain other conditions, the entire outstanding membership interest, and all economic interests, in our Former Advisor will be contributed by DCAG to our Operating Partnership in exchange for aggregate consideration of 15,111,111 units of limited partnership interest (the “OP Units”) in our Operating Partnership, which includes the modification of a special series of units of limited partnership interest in our Operating Partnership held by DCAG into OP Units (the “Modification”). We refer to this transaction as the “Internalization.”

In connection with the proposed Internalization, we filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “Commission”) on September 1, 2006. In the Proxy Statement, we described and asked our stockholders to consider and vote on seven proposals (as described below) at our 2006 Annual Meeting of Stockholders (the “Annual Meeting”).

On October 6, 2006, we held our Annual Meeting, and at such meeting our stockholders elected the seven nominees described in the Proxy Statement to our Board of Directors (our “Board”) to hold office until the earlier of our 2007 Annual Meeting of Stockholders or their respective successors are duly nominated and elected by our Board. Those nominees were: Thomas G. Wattles, Evan H. Zucker, James R. Mulvihil, Phillip R. Altinger, Tripp H. Hardin, John C. O’Keeffe and Bruce L. Warwick, all of whom were being re-elected to our Board by our stockholders except for Messrs. Altinger and Warwick, who were appointed by our Board as directors after our 2005 Annual Meeting of Stockholders and thus were elected for the first time by our stockholders (as opposed to our Board) at the Annual Meeting. In addition, at the Annual Meeting, our stockholders approved resolutions ratifying and approving the following proposals: (i) the ratification of our selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; (ii) the approval of the Internalization; (iii) the approval of our Second Articles of Amendment and Restatement (our “Pre-Listing Charter”), which is an amendment and restatement of our prior Articles of Incorporation, to modify certain provisions of our prior Articles of Incorporation to reflect that we would become self-advised upon consummation of the Internalization and to change the name of our company to DCT Industrial Trust Inc.; (iv) the adoption of our DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan (our “Long-Term Incentive Plan”); and (v) the adoption of our DCT Industrial Trust Inc. 2006 Incentive Compensation Plan (our “Incentive Compensation Plan”).

We adjourned the Annual Meeting until Tuesday, October 10, 2006, solely with respect to the proposal to approve our Third Articles of Amendment and Restatement (our “Post-Listing Charter”), which is a further amendment and restatement of our Pre-Listing Charter that will only become effective upon a listing of our shares of common stock, par value $0.01 per share (our “Common Stock”) on a national securities exchange (the “Post-Listing Charter Amendment Proposal”). The principal purpose of the amendment contemplated by the Post-Listing Charter Amendment Proposal is to modify certain provisions of our Pre-Listing Charter to conform more closely to the articles of incorporation of other real estate investment trusts (“REITs”) whose securities are publicly traded and listed on the New York Stock Exchange, Inc. On Tuesday, October 10, 2006, we reconvened the Annual Meeting and our stockholders approved our Post-Listing Charter Amendment Proposal.

A copy of our Long-Term Incentive Plan and our Incentive Compensation Plan are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01. Descriptions of the material terms of our Long-Term Incentive Plan and our Incentive Compensation Plan can be found in the sections of the Proxy Statement entitled “Proposal VI: The Long-Term Incentive Plan Proposal—Summary of the Plan” and “Proposal VII: The Incentive Compensation Plan Proposal—Summary of the Incentive Compensation Plan,” respectively, and are incorporated by reference into this Item 1.01.

On October 10, 2006, we closed the Internalization. In connection with the closing of the Internalization, we issued the 15,111,111 OP Units to DCAG, which included the Modification. Following the closing of the Internalization, on October 10, 2006, we filed our Pre-Listing Charter with the State Department of Assessment and Taxation of the State of Maryland (the “SDAT”), which, among other things, changed our name from Dividend Capital Trust Inc. to DCT Industrial Trust Inc.

On October 10, 2006, we filed with the Commission a Registration Statement on Form S-8 to register shares of our Common Stock to be granted pursuant to our Long-Term Incentive Plan.

Indemnification Agreements

On October 6, 2006, our Board authorized us to enter into indemnification agreements with our directors and officers. Each of these agreements will provide that we will indemnify the relevant indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under applicable law and our Pre-Listing Charter and clarifies the procedures and presumptions that will apply if such indemnitee seeks such indemnification or advancement of expenses. A copy of a form of this agreement is attached hereto as Exhibit 10.3.

The following officers of our Company and members of our Board, who are entering into these indemnification agreements, have material relationships with us and our affiliates: (i) Mr. Thomas G. Wattles, our Executive Chairman and a director, is entitled to receive 8.084% of the net cash flow of DCAG (a “Cash Flow Interest”), and has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in DCAG, and accordingly received, through such interests, a beneficial interest in 1,222,000 OP Units in connection with the Internalization, which, if such OP Units were exchanged for shares of our Common Stock on a one-for-one basis, would represent an aggregate of 0.724% of our outstanding shares of Common Stock, as of October 13, 2006; (ii) Mr. James R. Mulvihill, a director, has a 12.280% Cash Flow Interest and indirect beneficial ownership and control with his spouse of a 23.014% membership interest in DCAG, and accordingly received, through such interests, a beneficial interest in 1,856,000 OP Units in connection with the Internalization, which, if such OP Units were exchanged for shares of our Common Stock on a one-for-one basis, would represent an aggregate of 1.070% of our outstanding shares of Common Stock, as of October 13, 2006; and (iii) Mr. James D. Cochran, our President and Chief Investment Officer, Daryl H. Mechem, our Managing Director of Operations, Matthew T. Murphy, our Treasurer and Senior Vice President of Finance, and Michael J. Ruen, our Senior Vice President, collectively have an aggregate 9.987% Cash Flow Interest, and accordingly collectively received, through such collective interests, a beneficial interest in an aggregate of 1,510,000 OP Units in connection with the Internalization, which, if such OP Units were exchanged for shares of our Common Stock on a one-for-one basis, would represent an aggregate of 0.871% of our outstanding shares of Common Stock, as of October 13, 2006.

Amendments to Operating Partnership’s Partnership Agreement

On October 10, 2006, in connection with and before the closing of the Internalization, as general partner and on behalf of our Operating Partnership, we entered into Amendment Number Two (“Amendment Two”) to the Limited Partnership Agreement of our Operating Partnership (the “Partnership Agreement”), to reflect therein and give effect to the Modification.

Also on October 10, 2006, after the closing of the Internalization and after we filed our Pre-Listing Charter with the SDAT as described above, we filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to change the name of our Operating Partnership from Dividend Capital Operating Partnership LP to DCT Industrial Operating Partnership LP.

In addition, on October 10, 2006, after the closing of the Internalization, filing our Pre-Listing Charter with the SDAT and filing the Certificate of Amendment with the Delaware Secretary of State, in each case, as described above, we, as general partner and on behalf of our Operating Partnership, amended and restated the Limited Partnership Agreement of our Operating Partnership (as so amended and restated, the “Amended and Restated Partnership Agreement”) to, among other things (including ministerial changes), establish the terms of the LTIP Units as a separate class of limited partner interests designed to qualify as “profits interests” for U.S. federal income tax purposes. As profits interests, LTIP Units initially will not have full parity, on a per-Unit basis, with OP Units with respect to liquidating distributions. Upon the occurrence of certain specified events, LTIP Units can over time achieve full parity with OP Units and therefore accrete to an economic value for the participant equivalent to OP Units. If such parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into OP Units, which in turn are redeemable by the holder for shares of our Common Stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP Units will not achieve parity with OP Units, and until such parity is achieved, the value that a holder of LTIP Units could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our Common Stock and may even be zero. LTIP Units, whether vested or unvested, will entitle the holder to receive non-liquidating distributions in an amount equal to the dividends or non-liquidating distributions made with respect to the number of shares of our Common Stock underlying those LTIP Units from and after the date specified by us in connection with the issuance of the LTIP Units.

A copy of Amendment Two and the Amended and Restated Partnership Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Dealer Manager Agreements

In connection with the Internalization, (i) we entered into a Termination Agreement (the “Public Offering Termination Agreement”), dated as of October 10, 2006, with Dividend Capital Securities LLC (the “Dealer Manager”), pursuant to which, effective upon the consummation of the Internalization, that certain Dealer Manager Agreement by and between us and the Dealer Manager (the “Company’s Dealer Manager Agreement”), relating to our prior continuous public offerings, would be terminated; and (ii) as general partner and on behalf of our Operating Partnership, we also entered into a Termination Agreement (the “Private Placement Termination Agreement”), dated as of October 10, 2006, with the Dealer Manager, pursuant to which, effective upon the consummation of the Internalization, that certain Dealer Manager Agreement by and between our Operating Partnership and the Dealer Manager (the “Operating Partnership’s Dealer Manager Agreement”), relating to our Operating Partnership’s prior private placements of undivided tenancy-in-common interests in certain of its properties (the “Private Placements”), would be terminated. Since the Internalization was consummated on October 10, 2006, each of the Company’s Dealer Manager Agreement and our Operating Partnership’s Dealer Manager Agreement were terminated pursuant to and in accordance with the Public Offering Termination Agreement and the Private Placement Termination Agreement, respectively.

Prior to the termination of the Company’s Dealer Manager Agreement and our Operating Partnership’s Dealer Manager Agreement, our prior continuous public offerings of shares of our Common Stock and our Operating Partnership’s Private Placements were managed by the Dealer Manager, pursuant to the terms of those respective agreements.

Prior to the termination of the Company’s Dealer Manager Agreement and our Operating Partnership’s Dealer Manager Agreement, the Dealer Manager was paid certain dealer manager fees and sales commissions. In addition, pursuant to our first and second continuous public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares of our Common Stock sold. The holder of a soliciting dealer warrant has the right to purchase one share of Common Stock for $12.00. In September 2005, our Board approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second continuous public offerings.

The Dealer Manager currently owns warrants that are exercisable into 2,060,514 shares of our Common Stock at an exercise price of $12.00 per share. The Dealer Manager is owned by Dividend Capital Securities Group LLLP, in which Thomas Wattles and James Mulvihill and their affiliates indirectly own limited partnership interests.

A copy of the Public Offering Termination Agreement and the Private Placement Termination Agreement are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated by reference into this Item 1.02.

Termination of Intellectual Property Licensing Agreement

In connection with the Internalization, as general partner and on behalf of our Operating Partnership, we entered into a Termination Agreement (the “Facilitator Termination Agreement”), dated as of October 10, 2006, with Dividend Capital Exchange Facilitators LLC (the “Facilitator”), pursuant to which, effective upon the consummation of the Internalization, that certain Intellectual Property Licensing Agreement by and between our Operating Partnership and the Facilitator (the “Facilitator Agreement”) would be terminated. Since the Internalization was consummated on October 10, 2006, the Facilitator Agreement was terminated pursuant to and in accordance with the Facilitator Termination Agreement.

Prior to the termination of the Facilitator Agreement, the Facilitator was responsible for the facilitation of transactions associated with our Operating Partnership’s Private Placements.

Messrs. Thomas Wattles and James Mulvihill and their affiliates have ownership interests in the Facilitator.

A copy of the Facilitator Termination Agreement is attached hereto as Exhibits 10.8 and is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Previously Disclosed Resignation of Evan H. Zucker

As previously disclosed in the Proxy Statement, Mr. Evan H. Zucker resigned as our Chief Executive Officer, President, Secretary and a director, effective as of the closing date of the Internalization (the “Zucker Resignation”), which occurred on October 10, 2006.

Previously Disclosed Resignation of James R. Mulvihill

As previously disclosed in the Proxy Statement, Mr. James R. Mulvihill resigned as our Chief Financial Officer and Treasurer, effective as of the closing date of the Internalization, which occurred on October 10, 2006.

Appointment of Philip L. Hawkins as Chief Executive Officer

As previously disclosed in our Current Report on Form 8-K filed on August 18, 2006, in connection with the Internalization, on August 14, 2006, we entered into an employment agreement with Philip L. Hawkins (the “Hawkins Employment Agreement”) to become our new Chief Executive Officer that became effective upon consummation of the Internalization, which occurred on October 10, 2006. The description of the terms of the Hawkins Employment Agreement is incorporated into this Item 5.02 by reference to Item 1.01 of our Current Report on Form 8-K filed on August 18, 2006. In addition, on October 6, 2006, Mr. Hawkins was elected and appointed by our Board as one of our directors, effective upon the consummation of the Internalization, to fill the vacancy created by the Zucker Resignation, and to hold office as a director until the earlier of our 2007 Annual Meeting of Stockholders or his successor is duly nominated and elected.

Prior to becoming our Chief Executive Officer and a director, Mr. Hawkins, age 50, was the President, Chief Operating Officer and a director of CarrAmerica Realty Corporation (NYSE:CRE), where he had been employed from 1996 until July 2006. CarrAmerica was a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States and was recently acquired by a fund managed by The Blackstone Group in July 2006. Mr. Hawkins was responsible for an organization of over 700 employees that was active in 13 U.S. regional markets, overseeing CarrAmerica’s investment, development, leasing and management activities as well as its capital markets, finance and accounting, human resources and corporate communications functions. Prior to joining CarrAmerica, Mr. Hawkins spent approximately 13 years with Jones Lang LaSalle, a real estate services company where he held various positions involving real estate investment, development, leasing and management. Mr. Hawkins is also currently a director of SBA Communications Corporation (NASDAQ:SBAC), a publicly traded wireless tower owner and operator. He holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Arts degree from Hamilton College.

There is no family relationship between Mr. Hawkins and our directors or executive officers. None of the organizations at which Mr. Hawkins served or was employed prior to his employment with us is an affiliate of us.

Appointment of Stuart B. Brown as Chief Financial Officer

As previously disclosed in our Current Report on Form 8-K filed on September 22, 2006, in connection with the Internalization, on September 18, 2006, we entered into an employment agreement with DCAG and Stuart B. Brown (the “Brown Employment Agreement”). The description of the terms of the Brown Employment Agreement is incorporated into this Item 5.02 by reference to our Current Report on Form 8-K filed on September 22, 2006. DCAG is a party to the Brown Employment Agreement solely in respect of the consulting arrangement described therein and incorporated by reference herein. Except with respect to that consulting arrangement, the Brown Employment Agreement became effective upon the consummation of the Internalization, which occurred on October 10, 2006, and Mr. Brown became our new Chief Financial Officer on such date. In addition, his consulting arrangement with DCAG was terminated on such date pursuant to the terms of the Brown Employment Agreement.

Prior to becoming our Chief Financial Officer, Mr. Brown, age 40, previously served as Vice President and Chief Accounting Officer of Federal Realty Investment Trust (NYSE:FRT) from 2003 to 2006. Federal Realty is a public REIT specializing in the ownership, management, development and redevelopment of high quality retail assets. Before joining Federal Realty, Mr. Brown was Vice President, Finance for Giant Food, Inc., a domestic retail grocery chain that is part of the $56 billion Royal Ahold supermarket company. He also served in other corporate and operational finance positions at Royal Ahold over approximately ten years, including Vice President, Accounting at Ahold USA, the company’s U.S. retail headquarters, and Vice President, Investor Relations at the company’s global headquarters in the Netherlands. Mr. Brown began his career with Deloitte & Touche after earning his Masters of Accountancy from the University of Georgia.

There is no family relationship between Mr. Brown and our directors or executive officers. Except with respect to Mr. Brown’s consulting arrangement with DCAG incorporated by reference herein, none of the organizations at which Mr. Brown served or was employed prior to his employment with us is an affiliate of us.

A description of certain relationships between DCAG and our company and our affiliates can be found in the section entitled “Certain Relationships and Related Transactions” in the Proxy Statement, and is incorporated by reference into this Item 5.02.

Appointment of James D. Cochran as President

As previously disclosed in our Current Report on Form 8-K filed on July 27, 2006, in connection with the Internalization, on July 21, 2006, we entered into an employment agreement with James D. Cochran (the “Cochran Employment Agreement”) to become our new President that became effective upon consummation of the Internalization, which occurred on October 10, 2006, to replace Evan Zucker as President. In addition, Mr. Cochran will continue in his role as our Chief Investment Officer.

Mr. Cochran, age 45, has been our Chief Investment Officer since 2005, responsible for overall acquisition, development, institutional capital management and dispositions. Through October 2006, Mr. Cochran was also an employee of our Former Advisor. Since he joined our Former Advisor in February 2004, he has overseen over $3.0 billion in investment activity. Prior to joining our Former Advisor, he spent ten years with ProLogis Trust (NYSE:PLD) where he was a senior vice president, member of the Investment Committee and served as a member of the Board of Directors and Executive Committee for Macquarie ProLogis Trust, a publicly traded listed property trust in Australia. At ProLogis, Mr. Cochran held various positions including acquisition officer, market officer responsible for operations and development in Denver and Kansas City, head of the national acquisition and sales group, and capital markets where he raised private equity for joint ventures and funds in North America. Prior to joining ProLogis, Mr. Cochran worked at TCW Realty Advisors where he held acquisition and leasing positions with a focus on industrial product. Mr. Cochran also worked for Economics Research Associates where he performed market and financial feasibility studies for a variety of development projects. Mr. Cochran has a B.A. degree from the University of California, Davis and an M.B.A. from The Anderson School at UCLA.

There is no family relationship between Mr. Cochran and our directors or executive officers. None of the organizations at which Mr. Cochran served or was employed prior to his employment with us in an affiliate of us, other than our Former Advisor and its affiliates.

A description of certain relationships between our Former Advisor and our company and our affiliates can be found in the section entitled “Certain Relationships and Related Transactions” in the Proxy Statement, and is incorporated by reference into this Item 5.02.

Appointment of Daryl H. Mechem as Managing Director, Operations

As previously disclosed in our Current Report on Form 8-K filed on July 27, 2006, in connection with the Internalization, on July 21, 2006, we entered into an employment agreement with Daryl H. Mechem (the “Mechem Employment Agreement”) to continue to serve as our Managing Director, Operations, that became effective upon consummation of the Internalization, which occurred on October 10, 2006.

Mr. Mechem, CCIM, age 45, has been a Managing Director of our company since 2005 and is responsible for property operations. Through October 2006, Mr. Mechem was also an employee of our Former Advisor. Since joining our Former Advisor in January 2004, Mr. Mechem has been responsible for the organizational infrastructure to implement the primary functions of Property Management, Leasing and Capital Expenditures for our company’s real estate portfolio. Currently, the operations department consists of approximately 26 associates located in our corporate headquarters in Denver, Colorado and two regional offices in Dallas, Texas and Atlanta, Georgia. Prior to joining our Former Advisor, Mr. Mechem was most recently a Senior Vice President and Regional Director for ProLogis where he had overall responsibilities for the day-to-day real estate operations in the Mid-Atlantic region which encompassed over 43 million square feet in 8 markets (Chicago, Cincinnati, Columbus, Indianapolis, Louisville, New Jersey, Pennsylvania and St. Louis). Mr. Mechem joined ProLogis in May 1995 as a Marketing Representative in the Houston market, was promoted to Vice President Market Officer in November 1999, First Vice President in 2001 and Senior Vice President in January 2003.

There is no family relationship between Mr. Mechem and our directors or executive officers. None of the organizations at which Mr. Mechem served or was employed prior to his employment with us in an affiliate of us, other than our Former Advisor and its affiliates.

A description of certain relationships between our Former Advisor and our company and our affiliates can be found in the section entitled “Certain Relationships and Related Transactions” in the Proxy Statement, and is incorporated by reference into this Item 5.02.

Election and Appointment of Philip L. Hawkins as a Director

In connection with the Zucker Resignation and the Internalization, our Board elected and appointed Mr. Philip L. Hawkins, as a new director of our company to fill the vacancy created by the Zucker Resignation, effective upon the consummation of the Internalization, and to hold such office until the earlier of our 2007 Annual Meeting of Stockholders or his successor is duly nominated and elected.

Election and Appointment of Thomas F. August and John S. Gates as Directors

On October 6, 2006, in connection with and upon the consummation of the Internalization and in accordance with our then-effective Articles of Incorporation and our bylaws, our Board increased the number of directors of our company from seven to nine.

Also on October 6, 2006, our Board elected and appointed Messrs. Thomas F. August and John S. Gates to serve as new independent directors of our company, effective upon the consummation of the Internalization, and to hold such respective offices until the earlier of our 2007 Annual Meeting of Stockholders or their respective successors are duly nominated and elected.

The Internalization was consummated on October 10, 2006 and Messrs. Thomas F. August and John S. Gates were appointed as new directors of our company, effective on such date.

Approval of Incentive Award Agreements and Certain Grants of Incentive Awards

In connection with the ratification and approval by our stockholders of our Long-Term Incentive Plan, on October 5, 2006, the Compensation Committee (the “Compensation Committee”) of our Board adopted certain resolutions, which were ratified by our Board on October 6, 2006, approving (A) the following incentive award agreements: a (i) Form of DCT Industrial Trust Inc. LTIP Unit Award Agreement (the “Form of LTIP Unit Award Agreement”), (ii) Form of DCT Industrial Trust Inc. Restricted Stock Award Agreement (the “Form of Restricted Stock Award Agreement”), and (iii) Form

of DCT Industrial Trust Inc. Phantom Share Award Agreement (the “Form of Phantom Share Award Agreement”); and (B) grants of incentive awards to Mr. Philip L. Hawkins and Stuart B. Brown, who became our Chief Executive Officer and Chief Financial Officer, respectively, upon the closing of the Internalization (together, the “Grantees”). The Grantees were given a choice to elect to receive some or all of their signing bonus payments pursuant to their respective employment agreements, of 450,795 and 51,111 restricted shares (or other full value awards), respectively, of our Common Stock under our Long-Term Incentive Plan in the form of units in a new class of partnership interest in our Operating Partnership designated as LTIP Units (the “LTIP Units”) that were established under the Amended and Restated Partnership Agreement of our Operating Partnership (as described below), or shares of restricted stock. We expect this election will occur within the next few weeks.

A copy of the Form of LTIP Unit Award Agreement, Form of Restricted Stock Award Agreement and Form of Phantom Share Award Agreement are attached hereto as Exhibits 10.9, 10.10 and 10.11, respectively, and are incorporated by reference into this Item 5.02.

A copy of our Long-Term Incentive Plan and our Incentive Compensation Plan are attached hereto as Exhibits 10.1 and 10.2, respectively. Descriptions of the material terms of our Long-Term Incentive Plan and our Incentive Compensation Plan can be found in the sections of the Proxy Statement entitled “Proposal VI: The Long-Term Incentive Plan Proposal—Summary of the Plan” and “Proposal VII: The Incentive Compensation Plan Proposal—Summary of the Incentive Compensation Plan,” respectively, and are incorporated by reference into this Item 5.02.

Approval of Director Compensation

On October 6, 2006, our Board approved the following compensation arrangements for our independent directors: (i) each director who is not an employee of our company or our subsidiaries and who is deemed to be an independent director by our Board will receive an annual retainer of $30,000 for services as a director and will receive a fee of $1,000 for each meeting attended in person or telephonically; (ii) each director who serves on our investment, audit, compensation and/or nominating and corporate governance committees will receive a fee of $1,000 for each meeting attended in person or telephonically; and (iii) each director who serves as the chair of our audit committee will receive an additional annual retainer of $10,000 and directors who serve as the chair of one of our other committees receive an additional annual retainer of $7,500. Directors who are employees of our company or our subsidiaries do not receive compensation for their service as directors.

Our Long-Term Incentive Plan provides for formula grants of restricted stock and other equity awards to our independent directors. On the date of each annual meeting of stockholders (including at the Annual Meeting on October 6, 2006) at which each independent director is re-elected to our Board, such independent director will be entitled to receive equity awards having a value of $35,000. In addition, any independent director who is initially elected or appointed to our Board will be entitled to receive equity awards having a value of $35,000 on the date of such initial election or appointment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described above, on October 10, 2006, we closed the Internalization. Following the closing of the Internalization, on October 10, 2006, we filed our Pre-Listing Charter with the SDAT, which, among other things, changed our name from Dividend Capital Trust Inc. to DCT Industrial Trust Inc.

A copy of our Pre-Listing Charter is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03. A description of the amendments to our Articles of Incorporation effected by the Pre-Listing Charter can be found in the section of the Proxy Statement entitled “Proposal IV: The Pre-Listing Charter Amendment Proposal” and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	DCT Industrial Trust Inc. Second Articles of Amendment and Restatement

10.1	DCT Industrial Trust Inc. 2006 Long-Term Incentive Plan

10.2	DCT Industrial Trust Inc. 2006 Incentive Compensation Plan

10.3	Form of Indemnification Agreement

10.4	Amendment Number Two, entered into as of October 10, 2006, to the Limited Partnership Agreement of DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP)

10.5	Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.), as general partner, and the limited partners set forth on Exhibit A thereto

10.6	Termination Agreement, dated as of October 10, 2006, between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.) and Dividend Capital Securities LLC, relating to the termination of the Dealer Manager Agreement between DCT Industrial Trust Inc. (f/k/a Dividend Capital Trust Inc.) and Dividend Capital Securities LLC

10.7	Termination Agreement, dated as of October 10, 2006, between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Securities LLC, relating to the termination of the Dealer Manager Agreement between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Securities LLC

10.8	Termination Agreement, dated as of October 10, 2006, between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Exchange Facilitators LLC, relating to the termination of the Intellectual Property Licensing Agreement between DCT Industrial Operating Partnership LP (f/k/a Dividend Capital Operating Partnership LP) and Dividend Capital Exchange Facilitators LLC

10.9	Form of LTIP Unit Award Agreement

10.10	Form of Restricted Stock Award Agreement

10.11	Form of Phantom Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

October 13, 2006

	By:	/s/ Philip L. Hawkins
	Name:	Philip L. Hawkins
	Title:	Chief Executive Officer